                       ACQUISITION AGREEMENT

     THIS ACQUISITION AGREEMENT (the "Agreement") is made as this 5th day of March, 1999, by and among Iron Mask Mining Company, an Idaho corporation (hereinafter referred to as "IMMC"); Yellow Pine Resources, Inc., a Montana corporation (hereinafter referred to as "YPRI"); and Mike LaFleur; Donald L. Delaney; Shirley 0. Delaney; Ella M. Delaney; Robert L. Delaney; Paul Delaney; Ellana Delaney; Susanne Jordan; William R. Myers; Marilyn M. Darrough; and, Delaney Creditor Trust (hereinafter collectively referred to as the "Stockholders"), who are the sole shareholders of YPRI;

                            BACKGROUND:

A. The Stockholders own or will own as of the Closing Date (as defined below), all of the issued and outstanding stock of YPRI (the "YPRI Stock"), which they desires to exchange pursuant to the terms, conditions and covenants of this Agreement, solely for shares of voting Common Stock of IMMC. par value (the "IMMC
     Stock") as hereinafter provided; and,

B. IMMC desires to acquire all of the YPRI Stock from the Stockholders, solely in exchange for shares of IMMC Stock, as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.   THE EXCHANGE OF SHARES.

     On the Closing Date, the Stockholders agree to deliver or cause to be delivered to IMMC all of the issued and outstanding shares of YPRI Stock (the " YPRI Exchange Shares"). In exchange for the YPRI Exchange Shares, IMMC shall issue to the Stockholders 6,000,000 shares of common stock of IMMC Stock (the "IMMC Exchange Shares") as follows:

          Mike LaFleur                  1,710,000
          Donald L. Delaney               870,000
          Shirley 0. Delaney              450,000
          Ella M. Delaney                 435,000
          Robert L. Delaney               855,000
          Paul Delaney                     60,000
          Ellana Delaney                   60,000
          Susanne Jordan                   60,000
          William R. Myers                750,000
          Marilyn M. Darrough             150,000
          Delaney Creditor Trust          600,000

2. DELIVERY OF SHARES.

     2.1 Delivery. At the Closing the Stockholders, as the holder of all outstanding certificates representing shares of YPRI Stock, shall, upon surrender of such certificates, receive the IMMC Exchange Shares which shall be delivered to the Stockholders at the principal office of the Stockholders.

     2.2 Unrestricted Nature of Shares. As provided in Section 14 of this Agreement, the parties propose that a portion of the IMMC Exchange Shares will be issued in reliance on Regulation 504 promulgated pursuant to the Securities Act of 1933 (the "Act') and will be "free trading," subject to control restrictions.

3.   ENDORSEMENT OF YPRI SHARES.

     The Stockholders shall deliver the certificates representing the YPRI Exchange Shares, duly endorsed in blank by the Stockholders or accompanied by blank stock powers, with signatures Medallion Guaranteed by a national bank, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders's expense, affixed and canceled. The Stockholders agrees to cure any deficiencies with respect to the endorsement of the certificates or other documents of conveyance with respect to such YPRI Exchange Shares or with respect to the stock powers accompanying any YPRI Exchange Shares.

4. CLOSING.

     The exchange and delivery of shares referred to in Section 2 hereof (hereinafter referred to as the "Closing") shall take place on 6th day of April, 1999 at the law offices of Christian, Samson & Jones, P.C., Attorneys at Law, 3 1 0 West Spruce, Missoula, Montana 5 9807 or at such other time and date as IMMC, YPRI and the Stockholders may in writing designate, which date shall be referred to as the "Closing Date." 'Time is of the essence. The effective date for accounting/tax purposes shall be April 5, 1999.

5. REPRESENTATIONS AND WARRANTIES OF THE Stockholders AND YPRI.

     The Stockholders and YPRI represent and warrant that all of the following representations and warranties shall, except as otherwise disclosed herein, be true at the time of Closing and that such representations and warranties as made at the time of Closing shall survive the Closing for a period of two (2) years from the Closing Date (which date is hereinafter called the "Expiration Date").

     5.1 Due Organization. YPRI is a corporation duly organized, validly existing and in good standing under the laws of the state of Montana and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its businesses in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of YPRI taken as a whole. Copies of the Articles of Incorporation, Bylaws, each as amended, stock records and minute books of YPRI as heretofore made available to IMMC, are correct and complete.

     5.2 Authorization. The Stockholders and YPRI have full legal right, power and authority to enter into this Agreement, and the exchange of YPRI Exchange Shares for IMMC Exchange Shares, pursuant to the provisions of this Agreement will transfer valid title in the YPRI Exchange Shares to IMMC, free and clear of all liens, encumbrances and claims of every kind.

     5.3 Capital Stock of YPRI. The authorized capital stock of YPRI consists solely of ____________ shares of voting common stock, ____ par value, of which 10.000 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of YPRI are owned by the Stockholders, and are free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of YPRI Stock have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and further, such shares were offered, issued, sold and delivered by YPRI in compliance with all applicable state and federal laws concerning the issuance of securities.

     5.4 Transactions in Capital Stock. No option, warrant, call, conversion right or commitment of any kind exists which obligates YPRI to issue any of its authorized but unissued capital stock. In addition, YPRI has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

     5.5 Financial Statements. The Stockholders have delivered to IMMC copies of unaudited financial and must prepare within sixty (60) days from the Closing Date audited financial statements to be filed with the Securities and Exchange Commission. The YPRI financial statements will been prepared in accordance with generally accepted accounting principles and applied on a consistent basis throughout the periods indicated. The YPRI financial statements will present fairly the financial condition of YPRI as of the date indicated thereon, and such Statements of Earnings, and Cash Flows and Retained Earnings will present fairly the results of its respective operations for the periods indicated thereon.

     5.6 Mining Claims. The Stockholders have delivered to IMMC an accurate list and summary description (Schedule 5.6) of each mining claim owned by YPRI (hereinafter "YPRI Claims"). The YPRI Claims owned by YPRI constitute substantially all of the property, real or personal, owned by YPRI.

     5.7 Material Contracts and Commitments. YPRI is not a party to, nor bound by, any material contracts, or commitments (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) other than as disclosed on "Exhibit 5.7" hereto.

     5.8 Conformity with Law. YPRI is not in material default under any law or regulation or under any order of any court or -federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them which would have a material adverse effect on their businesses, taken as a whole; and there are no claims, actions, suits or proceedings, pending or threatened, against or affecting YPRI, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. YPRI has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of them, taken as a whole.

     5.9 Taxes. YPRI has timely filed all requisite federal and other tax returns for all fiscal periods ended; and there are no open years, examinations in progress or claims against them for federal and other taxes (including penalties and interest) for any period. YPRI and its subsidiaries will conform their taxable year end to that of IMMC.

     5.10 Absence of Changes. Since the date of the YPRI financial statements, there has not been:

          (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of YPRI;

          (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of YPRI;

          (c) any change in the authorized capital of YPRI or in their respective securities outstanding or any change in their respective ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (d) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of YPRI;

          (e) any transaction by YPRI outside the ordinary course of their respective businesses.

     5.11 Deposit Accounts, Powers of Attorney. The Stockholders have delivered to IMMC an accurate schedule as of the date of the Agreement, of

          (a) the name of each financial institution in which YPRI has accounts or safe deposit boxes;

          (b) the names in which the accounts or boxes are held;

          (c) the type of account; and

          (d) the name of each person authorized to draw thereon or have access thereto.

YPRI has also set forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from YPRI and a description of the terms of such power.

     5.12 Environmental Matters. YPRI has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action.

     5.13 Validity of Obligations. The execution and delivery of this Agreement by YPRI and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of YPRI, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Stockholders and YPRI.

     5.14 Relations with Government. YPRI has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause YPRI to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

     5.15 Disclosure. This Agreement and all other documents and information furnished to IMMC and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If YPRI or the Stockholders become aware of any fact or circumstance which would change a representation or warranty of YPRI or the Stockholders in this Agreement or any representation made on behalf of YPRI, YPRI and the Stockholders shall immediately give notice of such fact or circumstance to IMMC. However, such notification shall not relieve either YPRI or the Stockholders of their respective obligations under this Agreement, and at the sole option of IMMC, the truth and accuracy of any and all warranties and representations of YPRI, or on behalf of YPRI and of the Stockholders at the date of this Agreement and at the closing, shall be a precondition to the consummation of this transaction.

     5.16 Employee Benefit Plans. YPRI does not maintain or otherwise have any liability (whether direct or indirect, actual or contingent) in respect of any employee pension benefit plan {as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")} or under any "employee welfare benefit plan" {as such term is defined in Section 3(l) of ERISA}.

     5.17 No Subsidiaries. YPRI has no subsidiaries, and there are no related entities controlled by YPRI.

6. REPRESENTATIONS OF IMMC.

     IMMC represents and warrants that all of the following representations and warranties be true at the time of Closing and that such representations and warranties as made at the time of Closing shall survive the Closing for a period of two (2) years from the Closing Date (which date is hereinafter called the "Expiration Date"), unless otherwise modified by documents furnished to YPRI.

     6.1 Due Organization. IMMC is duly organized, validly existing and in good standing under the laws of the State of Idaho, and is duly authorized, qualified and licensed under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized, qualified or licensed would not have a material adverse effect on the business of IMMC taken as a whole. Copies of the Articles of Incorporation, Bylaws, stock records and minute books of IMMC as heretofore made available to YPRI, are complete and correct.

     6.2 Authorization. IMMC has full legal right, power and authority to enter into this Agreement, and the exchange of the IMMC Exchange Shares for the YPRI Exchange Shares, pursuant to the provisions of this Agreement will transfer valid title in the IMMC Exchange Shares to the Stockholders, free and clear of all liens, encumbrances and claims of every kind,

     6.3 Capital Stock of IMMC. The authorized capital stock of IMMC consists solely of 100,000,000 shares of voting common stock, _______________ par value, of which ________________ shares are issued and outstanding. The IMMC Exchange Shares to be delivered to the Stockholders at the Closing Date will constitute valid and legally issued shares of IMMC fully paid and nonassessable, and with the exception of restrictions upon resale, will be legally equivalent in all respects to the IMMC Stock issued and outstanding as of the date hereof.

     6.4 Transactions in Capital Stock. No option, warrant, call, conversion right or commitment of any kind exists which obligates IMMC to issue any of their authorized but unissued capital stock.

     6.5 Financial Statements. IMMC has delivered to YPRI and
Stockholders copies of the following financial statements (the "IMMC Financial Statements"):

     IMMC's unaudited financial statement as (hereinafter referred to as the IMMC Financial Statements") and Statements of Earnings, Cash Flows and Retained Earnings for the period ended ___________.

The IMMC Financial Statements have been prepared in accordance with generally accepted accounting principles and applied on a consistent basis throughout the periods indicated (except as noted). The IMMC Financial Statements present fairly the financial condition of IMMC as of the date indicated thereon, unless disclosed in Schedule 6.5 attached hereto, and such Statements of Earnings, and Cash Flows and Retained Earnings present fairly the results of its respective operations for the periods indicated thereon.

     6.6 Property. IMMC owns no property other than as set forth in "Exhibit 6.6" hereto.

     6.7 Liabilities. IMMC has no liabilities other than as set forth in "Exhibit 6.7 hereto.

     6.8 Conformity with Law. IMMC is not in material default under any law or regulation or under any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over them which would have a material adverse effect on their businesses, taken as a whole; and except to the extent set forth in Schedule 6.9, there are no claims, actions, suits or proceedings, pending or threatened, against or affecting IMMC or the IMMC Subsidiaries at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either of them and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. IMMC and the IMMC Subsidiaries have conducted and are conducting their businesses in substantial compliance with the requirements, standards, criteria and conditions set forth in applicable federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing which might materially and adversely affect the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of them, taken as a whole.

     6.9 Taxes. IMMC has timely filed all requisite federal and other tax returns for all fiscal periods, there are no open years, examinations in progress or claims against them for federal and other taxes (including penalties and interest) for any period or periods and no notice of any claim, whether pending or threatened, for taxes has been received, except as disclosed in "Exhibit 6.91' hereto.

     6.10 Absence of Changes. Since the date of the IMMC financial statements, there has not been:

          (a) any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of IMMC;

          (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of IMMC;

          (c) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of IMMC;

     6.11 Deposit Accounts; Powers of Attorney. IMMC has delivered to the Stockholders an accurate schedule as of the date of the Agreement, of

          (a) the name of each financial institution in which IMMC has accounts or safe deposit boxes;

          (b) the names in which the accounts or boxes are held;

          (c) the type of account; and

          (d) the name of each person authorized to draw thereon or have access thereto.

IMMC has delivered the name of each person, corporation, firm or other entity holding a general or special power of attorney from IMMC and a description of the terms of such power.

     6.12 Environmental Matters. IMMC has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien or action.

     6.13 Validity of Obligations. The execution and delivery of this Agreement by the IMMC and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of IMMC, and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the IMMC.

     6.14 Relations with Government. IMMC has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause IMMC to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

     6.15 Disclosure. This Agreement and all other documents and information furnished to the Stockholders and its representatives pursuant hereto do not and will not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. If IMMC becomes aware of any fact or circumstance which would change a representation or warranty of IMMC in this Agreement or any representation made on behalf of IMMC, IMMC shall immediately give notice of such fact or circumstance to the Stockholders. However, such notification shall not relieve IMMC of its obligations under this Agreement, and at the sole option of the Stockholders, the truth and accuracy of any and all warranties and representations of IMMC at the date of this Agreement and at the Closing, shall be a precondition to the consummation of this transaction.

     6.16 Employee Benefit Plans. IMMC does not maintain or otherwise have any liability (whether direct or indirect, actual or contingent) in respect of any "employee pension benefit plan" (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") I or under any "employee welfare benefit plan" { as such term is defined in Section 3(1) of ERISA}.

     6.17 Affiliations and Subsidiaries. IMMC does not presently own, of record or beneficially, or control, directly or indirectly, the capital stock securities convertible into capital stock of any other equity interest in any corporation, association or business entity. IMMC is not, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity. Further, IMMC does not own any subsidiary corporations.

     6.18 Predecessor Status; Etc. IMMC has not owned any predecessor companies. IMMC has never been a subsidiary or division of another corporation nor been a part of an acquisition which was later rescinded, other than as disclosed in "Exhibit 6.18" hereto.

7. COVENANTS OF THE STOCKHOLDERS AND YPRI PRIOR TO CLOSING.

     7.1 Access and Cooperation; YPRI. YPRI will afford to the officers and authorized representatives of IMMC access to all of YPRI's properties, books and records and will furnish IMMC with such additional financial and operating data and other information as to the business and properties of YPRI as IMMC may from time to time reasonably request. YPRI will cooperate with IMMC, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. IMMC will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 13 hereof

     7.2 Access and Cooperation; IMMC. YPRI will afford to the officers and authorized representatives of IMMC access to all of YPRI's properties, books and records and will furnish IMMC with such additional financial and operating data and other information as to the business and properties of YPRI as IMMC may from time to time reasonably request. YPRI and Stockholders will cooperate with IMMC, its representatives, engineers, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by any governmental agency. IMMC will cause all information obtained in connection with the negotiation and performance of this Agreement to be treated as confidential in accordance with the provisions of Section 13 hereof.
7.3 Conduct of Business. Stockholders shall cause YPRI to:

          (a) carry on its business in substantially the same manner as they have heretofore and not introduce any material new method of management, operation or accounting;

          (b) maintain their respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

          (c) perform all of their respective material obligations under agreements relating to or affecting their respective assets, properties or rights;

          (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

          (e) use their best efforts to maintain and preserve their business organization intact, retain their present employees and maintain their respective relationships with suppliers, customers and others having business relations with YPRI or IMMC, as the case may be;

          (f) maintain compliance with all permits, laws, rules and regulations, consent orders, etc.;

          (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of all parties hereto; and

          (h) maintain present salaries and commission levels for all officers, directors, employees levees and agents.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS.

     The obligations of the Stockholders hereunder are subject to the following conditions.

     8.1 Representations and Warranties; Performance of Obligations. The representations and warranties of IMMC contained in Section 7 shall be accurate as of the Closing Date as though such representations and warranties had been made as of that time; and all of the terms, covenants and conditions of this Agreement to be complied with and performed by IMMC on or before the Closing Date shall have been duly complied with and performed.

     8.2 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by IMMC of the YPRI Exchange Shares and no governmental agency or body shall have taken any other action or made any request of IMMC as a result of which the management of IMMC deems it inadvisable to proceed with the transactions hereunder.

     8.3 No Material Adverse Change. No material adverse change in the results of operations, financial condition or business of IMMC and shall have occurred, and IMMC shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, since the IMMC Financial Statements, which change, loss or damage materially affects or impairs the ability of IMMC to conduct its business.

     8.4 Counsel Approval. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by, Christian, Samson & Jones, P.C., counsel to the Stockholders.

     8.5 Opinion of Counsel. The Stockholders shall have received an opinion from Conrad C. Lysiak, counsel to IMMC, dated the Closing Date, in form and substance satisfactory to the Stockholders, to the effect that:

          (a) IMMC has been duly organized and is validly existing in good standing under the laws of the State of Idaho;

          (b) this Agreement has been duly authorized, executed and delivered by IMMC and constitutes a valid and binding agreement of IMMC enforceable in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other, similar laws relating to or affecting the rights of creditors except as the same may be subject to the effect of general principles of equity and that no opinion need be expressed as to the enforceability of indemnification provisions included herein; and

          (c) the shares of IMMC Stock to be received by the Stockholders on the Closing Date shall be duly authorized, fully paid and nonassessable.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF IMMC.

     The obligation's of IMMC hereunder are, at its option, subject to the satisfaction, on or prior to the Closing Date, of the following conditions.

     9.1 Representations and Warranties, Performance of Obligations. The representations and warranties of the Stockholders and YPRI contained in this Agreement shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date and all of the agreements of the Stockholders and YPRI shall have been performed.

     9.2 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the acquisition by IMMC of the YPRI Stock, and no governmental agency or body shall have taken any other action or made any request of IMMC as a result of which the management of IMMC deems it inadvisable to proceed with the transactions hereunder.

     9.3 No Material Adverse Change. No material adverse change in the results of operations, financial condition or business of YPRI shall have occurred, and YPRI shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, since the YPRI Balance Sheet Date, which change, loss or damage materially affects or impairs the ability of YPRI to conduct its business; and IMMC shall have received a certificate signed by the Stockholders dated the Closing Date to such effect.

     9.4 Counsel Approval. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved by Conrad C. Lysiak, counsel to IMMC.

     9.5 Opinion of Counsel. IMMC shall have received an opinion from Christian, Samson & Jones, P.C., counsel to YPRI and the Stockholders, dated the Closing Date, in form and substance satisfactory to IMMC, to the effect that:

          (a) YPRI has been duly organized and is validly existing in good standing under the laws of the Province of Ontario;

          (b) this Agreement has been duly authorized, executed and delivered by the Stockholders and constitutes a valid and binding agreement of the Stockholders enforceable in accordance with its terms except as such enforceability may be subject to bankruptcy, moratorium, insolvency, reorganization, arrangement and other similar laws relating to or affecting the rights of creditors except as the same may be subject to the effect of general principles of equity and that no opinion need be expressed as to the enforceability of indemnification provisions included herein; and

          (c) the shares of YPRI Stock to be received by IMMC on the Closing Date shall be duly authorized, fully paid and nonassessable.

          (d) all mining claims have been validly conveyed to YPRI and there are no claims or suits pending against the same.

10. INDEMNIFICATION.

     10.1 Indemnification by the Stockholders. The Stockholders covenants and agrees that it will indemnify, defend, protect and hold harmless IMMC and YPRI at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by IMMC in excess of Ten Thousand Dollars ($ i 0,000) in the aggregate as a result of or incident to any material breach of the representations and warranties set forth in Section 5 of this Agreement or certificates attached pursuant thereto and any misrepresentations or nonfulfillment of any agreement on the part of the Stockholders under this Agreement.

     10.2 Indemnification by IMMC. IMMC covenants and agrees that it will indemnify and hold harmless the Stockholders at all times from and after the date of this Agreement until the Expiration Date from and against all claims, damages actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by YPRI in excess of Ten Thousand Dollars ($10,000) in the aggregate as a result of or incident to any material breach of the representations and warranties set forth in Section 6 of this Agreement or on the schedules or certificates attached pursuant thereto and any misrepresentations or nonfulfillment of any agreement on the part of IMMC under this Agreement.

     10.3 Third Person Claims. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person") or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Sections 10. 1 or 10.2, hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof, and such notice shall be effective if delivered prior to expiration of the period of indemnity pursuant to Sections 10. 1 and 10.2. The Indemnifying Party shall have right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel); provided that the Indemnifying Party's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person and the Indemnified Party shall reimburse the Indemnifying Party for any additional costs of defense which it subsequently incurs with respect to such claim. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

     10.4 Tax Liability. In the event IMMC incurs any tax liability in connection with the transaction described herein, YPRI and the Stockholders will promptly reimburse IMMC therefore.

     10.5 Method of Payment. All claims paid to the Indemnified Party pursuant to this indemnity shall be paid in cash.

11. TERMINATION OF AGREEMENT.

     IMMC or the Stockholders may, by notice in the manner hereinafter provided on or before the Closing Date, terminate this Agreement if a material default shall be made by the other party in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made on or before the Closing Date and shall not reasonably be expected to occur.

12. NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

     12.1 IMMC. IMMC recognizes and acknowledges that it has in the past, currently has, and prior to the Closing Date, will have access to certain confidential information of YPRI, such as lists of its mining claims and operations of YPRI and YPRI's respective businesses. IMMC agrees that it will not disclose such confidential information to any person, firm, corporation, association, or other entity for any purpose or reason whatsoever, prior to the Closing Date without the Stockholders's prior written consent. In the event of a breach or threatened breach by IMMC of the provisions of this Section, the Stockholders shall be entitled to an injunction restraining IMMC from disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

     12.2 Damages. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, IMMC, YPRI and the Stockholders agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions and restraining orders.

13. FEDERAL SECURITIES ACT AND CONTRACTUAL RESTRICTIONS ON IMMC STOCK.

     13.1 Status of Stockholders. Stockholders hereby represents and warrants to, and covenants with IMMC regarding as follows:

          (a) The undersigned Subscriber understands that the Company's Shares of Common Stock have not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency; or any foreign securities agency;

          (b) The undersigned Subscriber is not an underwriter and would be acquiring the Company's shares of Common Stock solely for investment for his or her own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws;

          (c) The undersigned Subscriber understands the speculative nature and risks of investments associated with the Company, and confirms that the shares of Common Stock would be suitable and consistent with his or her investment program; that his or her financial position enable him or her to bear the risks of this investment; and, that there is no public market for the shares of Common Stock subscribed for herein;

          (d) The shares of Common Stock subscribed for herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such disposition will violate any federal and/or state securities acts. Disposition shall include, but is not limited to acts of selling, assigning, transferring, pledging, encumbering, hypothecating, giving, and any form of conveying, whether voluntary or not shares issued to residents of the State of Washington may not be resold for a period of one (1) year from the date of issuance;

          (e) To the extent that any federal, and/or state securities laws shall require, the Subscriber hereby agrees that any shares of Common Stock acquired pursuant to this Agreement shall be without preference as to assets;

          (f) The Company is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any shares of Common Stock of the Company or to cause or permit such shares of Common Stock to be transferred in the absence of any such registration or exemption;

          (g) The Subscriber has had the opportunity to ask questions of the Company and has received additional information from the Company to the extent that the Company possessed such information, necessary to evaluate the merits and risks of any investment in the Company. Further, the Subscriber has been given: (1) All material books, records and financial statements of the Company;
     (2) all material contracts and documents relating to the proposed transaction; and, (3) an opportunity to question the appropriate executive officers of the Company;

          (h) The Subscriber has satisfied the suitability standards imposed by his or her applicable state laws and has a preexisting personal and business relationship with the Company;

          (i) The Subscriber has adequate means of providing for his current needs and personal contingencies and has no need to sell the shares of Common Stock in the foreseeable future (that is at the time of the investment, Subscriber can afford to hold the investment for an indefinite period of time);

          j) The Subscriber has sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment and further, the Subscriber is capable of reading and interpreting financial statements; and/or

          (k) The Subscriber acknowledges that if he/she/it is a resident of the State of Florida, he/she/it has the privilege of declaring this transaction null and void provide the Subscriber communicates such intention to the Company in writing within three
     (3) days of the of the tender of his/her/its consideration.

     13.2 Status of IMMC. IMMC hereby represents and warrants to and covenants with the Stockholders as that it is not obligated to file reports with the United States Securities and Exchange Commission and has not registered the shares of common stock with the United States Securities and Exchange Commission or with the state securities commission of the State of Montana.

14. GENERAL.

     14.1 Cooperation The Stockholders and IMMC shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Stockholders will cooperate and use its best efforts to have the present officers, directors and employees of YPRI cooperate with IMMC on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date.

     14.2 Successors and Assigns. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of IMMC and the Stockholders.

     14.3 Entire Agreement. This Agreement (including the schedules and Exhibits attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding between the Stockholders, YPRI, and IMMC and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement on the parties thereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholders, YPRI, and IMMC acting through their respective officers, duly authorized by their respective Boards of Directors.

     14.4 Counterparts. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     14.5 Brokers and Agents. Each party represents and warrants that it employed no broker, finder or agent in connection with this transaction and agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

     14.6 Expenses. Each party will be responsible for their own expenses in connection with this Agreement.

     14.7 Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, overnight courier addressed to the party to be notified, postage prepaid, or by delivering the same in person to an officer or agent of such party.

     (a)  If to IMMC, addressed to it at:
          Iron Mask Mining Company

          Conrad C. Lysiak
          Attorney at Law
          601 West First Avenue
          Suite 503
          Spokane, Washington 99201
          TEL: (509) 624-1475
          FAX: (509) 747-1770

     (b)  If to the Stockholders, addressed to it at:
          Kirby S. Christian
          Christian, Samson & Jones, P.C.
          Attorneys at, Law
          310 West Spruce
          P. 0. Box 8479
          Missoula, Montana 59807
          TEL: (406) 721-7772
          FAX: (406) 721-7776

     (c)  If to YPRI, addressed to it at:
          Yellow Pine Resources, Inc.
          Kirby S. Christian
          Christian, Samson & Jones, P.C.
          Attorneys at Law
          310 West Spruce
          P. 0. Box 8479
          Missoula, Montana 59807
          TEL: (406) 721-7772
          FAX: (406) 721-7776

     14.8 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Idaho and any action brought hereunder shall be exclusively in the state or federal courts of the State of Idaho.

     14.9 Survival of Representations and Warranties. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any exam. examination on behalf of the parties.

     14.10 Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     14.11 Time. Time is of the essence of this Agreement.

     14.12 Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              IMMC:
                              IRON MASK MINING COMPANY

ATTEST:
                              BY:  /s/ Robert J. Evans
                                   Title: Secretary/Treasurer
___________________________

                              YPRI:
                              YELLOW PINE RESOURCES, INC.

ATTEST:
                              BY:  __________________________________
__________________________         Title:

Stockholders:

_________________________          ____________________________
Mike LaFleur                       Donald L. Delaney

_________________________          ____________________________
Shirley 0. Delaney                 Ella M. Delaney

_________________________          ____________________________
Robert L. Delaney                  Paul Delaney

_________________________          ____________________________
Ellana Delaney                     Susanne Jordan

_________________________          ____________________________
William R. Myers                   Marilyn M. Darrough

DELANEY CREDITOR TRUST

BY:  _____________________
     Title: ______________